Exhibit 3.11

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA. FEB 18 1997
No.	LLC501-97
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF ORGANIZATION
OF
RBG, LLC
A LIMITED LIABILITY COMPANY

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Nevada, does make and file these Articles of Organization hereby declaring and certifying that the facts herein stated are true:

ARTICLE 1
NAME

The name of the limited liability company shall be RBG, LLC.

ARTICLE 2
DURATION

The company shall remain in existence for a period not to exceed thirty (30) years from the date of filing these Articles of Organization with the Secretary of State for the State of Nevada.

ARTICLE 3
PURPOSE

The purpose for which the company is formed is to perform all acts permitted by the laws of the State of Nevada, including any activities necessary, convenient, or desirable to accomplish such purpose, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Organization.

ARTICLE 4
RESIDENT AGENT AND PRINCIPAL PLACE OF BUSINESS

Section 4.01.                         Resident Agent.  The name and address of the Resident Agent for service of process is Keefer, O’Reilly, Ferrario & Lubbers, 325 South Maryland Parkway, Suite One, Las Vegas, Nevada 89102.

Section 4.02.                         Principal Office.  The principal office of the company shall be located at 911 North Buffalo Drive, Las Vegas, Nevada 89128.

ARTICLE 5
MEMBERSHIP

The company is to be managed by a manager.  The name and address of the initial manager is:

Robert R. Black, Sr.

911 North Buffalo Drive

Las Vegas, Nevada 89128

ARTICLE 6
OPERATING AGREEMENT

The regulation and management of the affairs of the company shall be pursuant to the Operating Agreement executed and then in effect by the members.  The members shall have such right to admit any additional members upon the terms and conditions for admission of such additional members pursuant to the Operating Agreement.  The members shall have the right to continue the business of the company on the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or occurrence of any other event which might terminate

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the membership of a member in the company, all upon the terms as set forth in the Operating Agreement.

ARTICLE 7
AMENDMENT

These Articles of Organization may be amended, altered, changed, or repealed in the manner now or hereafter proscribed by statute or by these Articles of Organization or by the Operating Agreement, and all rights conferred upon the members are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of February, 1997, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Preston B. Howard
Preston B. Howard, Esq.
KEEFER, O’REILLY, FERRARIO & LUBBERS
325 South Maryland Parkway
Las Vegas, Nevada 89101

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ACKNOWLEDGMENTS

Notary Public – State of Nevada
STATE OF NEVADA COUNTY OF CLARK	}ss.	COUNTY OF CLARK CYNTHIA S. GUNTHER My Appointment Expires

On this 18th day of February, 1997, personally appeared before me, a Notary Public, Preston B. Howard, Esq., who acknowledged to me that he executed the foregoing instrument.

/s/ Cynthia S. Gunther
NOTARY PUBLIC in and for said County and State

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FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA APR 24 1997
No.	LLC501-97
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF THE ARTICLES OF ORGANIZATION OF
RBG, LLC
A NEVADA LIMITED LIABILITY COMPANY

THE UNDERSIGNED, the duly appointed and acting Manager of RBG, LLC, a Nevada limited liability company, (the “Company”) hereby certifies that the Members of the Company adopted the following resolution amending the Company’s Articles of Organization by Unanimous Written Consent on April 24th, 1997:

“NOW, THEREFORE, BE IT RESOLVED that Article 3 of the Company’s Articles of Organization as filed with the Nevada Secretary of State on February 18, 1997, be amended to read as follows:

ARTICLE 3
PURPOSE

The character and general nature of the business to be conducted by the Company is to operate, manage and conduct gaming in a gaming casino on, or within, the premises known as CasaBlanca Resort & Casino, located at 930 West Mesquite Boulevard, Mesquite, Nevada; and, to perform all acts permitted by the laws of the State of Nevada, including any activities necessary, convenient or desirable to accomplish such purpose, and, to do all other things incidental thereto, which are not forbidden by law or by these Articles of Organization.

Notwithstanding anything to the contrary expressed or implied in these Articles, the sale, assignment, transfer, pledge or other disposition of any interests in the limited liability company is ineffective unless approved in advance by the Nevada Gaming Commission.  If at any time the Nevada Gaming Commission finds that a Member, which owns any such interest, is unsuitable to hold that interest, the Nevada Gaming Commission shall immediately notify the limited liability company of that fact.  The limited liability company shall, within ten (10) days from the date that it receives the notice from the Nevada Gaming Commission, return to the unsuitable Member, the amount of his capital account as reflected on the books of the limited liability company.  Beginning of the date when the Nevada Gaming Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the limited liability company, it is unlawful for the unsuitable Member:  (a) to receive any share of the distributions of profits or cash or any other property of, or payments upon dissolution of, the limited liability company, other than a return of capital as required above; (b) to exercise directly or through a Trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and the affairs of the limited liability company; or, (d) to receive any remuneration in any form from the limited liability company, for services rendered or otherwise.

Any Member that is found unsuitable by the Nevada Gaming Commission shall return all evidence of any ownership in the limited liability company to the limited liability company, at which time the limited liability company shall, within ten (10) days, after the limited liability company receives notice from the Nevada Gaming Commission, return to the Member, in cash, the amount of his capital account as reflected on the books of the limited liability company, and the unsuitable Member shall no longer have any direct or indirect interest in the limited liability company.”

IN WITNESS WHEREOF, I have hereunto subscribed my name this 24th of April, 1997.

/s/ Robert R. Black, Sr.
Robert R. Black, Sr.
Manager

STATE OF NEVADA COUNTY OF CLARK	}ss.

On this 24th day of April, 1997, Robert R. Black, Sr., Manager of RBG, LLC, a Nevada limited liability company, personally appeared before me, and subscribed his name to the within document for the uses and purposes therein set forth.

/s/ Jan Simon
NOTARY PUBLIC	NOTARY PUBLIC – STATE OF NEVADA COUNTY OF CLARK JAN SIMON MY APPOINTMENT EXPIRES

RESTATED
ARTICLES OF ORGANIZATION
OF
RBG, LLC
A LIMITED LIABILITY COMPANY

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Nevada, does make and file these Articles of Organization hereby declaring and certifying that the facts herein stated are true:

ARTICLE 1
NAME

The name of the limited liability company shall be RBG, LLC.

ARTICLE 2
DURATION

The company shall remain in existence for a period not to exceed thirty (30) years from the date of filing these Articles of Organization with the Secretary of State for the State of Nevada.

ARTICLE 3
PURPOSE

The character and general nature of the business to be conducted by the Company is to operate, manage and conduct gaming in a gaming casino on, or within, the premises known as CasaBlanca Resort & Casino, located at 930 West Mesquite Boulevard, Mesquite, Nevada; and, to perform all acts permitted by the laws of the State of Nevada, including any activities necessary, convenient or desirable to accomplish such purpose, and, to do all other things incidental thereto, which are not forbidden by law or by these Articles of Organization.

Notwithstanding anything to the contrary expressed or implied in these Articles, the sale, assignment, transfer, pledge or other disposition of any interests in the limited liability company is ineffective unless approved in advance by the Nevada Gaming Commission.  If at any time the Nevada Gaming Commission finds that a Member, which owns any such interest, is unsuitable to hold that interest, the Nevada Gaming Commission shall immediately notify the limited liability company of that fact.  The limited liability company shall, within ten (10) days from the date that it receives the notice from the Nevada Gaming Commission, return to the unsuitable Member, the amount of his capital account as reflected on the books of the limited liability company.  Beginning of the date when the Nevada Gaming Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the limited liability company, it is unlawful for the unsuitable Member:  (a) to receive any share of the distributions of profits or cash or any other property of, or payments upon dissolution of, the limited liability company, other than a return of capital as required above; (b) to exercise directly or through a Trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and the affairs of the limited liability company; or (d) to receive any remuneration in any form from the limited liability company, for services rendered or otherwise.

Any Member that is found unsuitable by the Nevada Gaming Commission shall return all evidence of any ownership in the limited liability company to the limited liability company, at which time the limited liability company shall, within ten (10) days, after the limited liability company receives notice from the Nevada Gaming Commission, return to the Member, in cash, the amount of his capital account as reflected on the books of the limited liability company, and the unsuitable Member shall no longer have any direct or indirect interest in the limited liability company.

ARTICLE 4
RESIDENT AGENT AND PRINCIPAL PLACE OF BUSINESS

Section 4.01.                         Resident Agent.  The name and address of the Resident Agent for service of process is Keefer, O’Reilly, Ferrario & Lubbers, 325 South Maryland Parkway, Suite One, Las Vegas, Nevada 89102.

Section 4.02.                         Principal Office.  The principal office of the company shall be located at 911 North Buffalo Drive, Las Vegas, Nevada 89128.

ARTICLE 5
MEMBERSHIP

The company is to be managed by a manager.  The name and address of the initial manager is:

Robert R. Black, Sr.

911 North Buffalo Drive

Las Vegas, Nevada 89128

ARTICLE 6
OPERATING AGREEMENT

The regulation and management of the affairs of the company shall be pursuant to the Operating Agreement executed and then in effect by the members.  The members shall have such right to admit any additional members upon the terms and conditions for admission of such additional members pursuant to the Operating Agreement.  The members shall have the right to continue the business of the company on the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or occurrence of any other event which might terminate the membership of a member in the company, all upon the terms as set forth in the Operating Agreement.

ARTICLE 7
AMENDMENT

These Articles of Organization may be amended, altered, changed, or repealed in the manner now or hereafter proscribed by statute or by these Articles of Organization or by the Operating Agreement, and all rights conferred upon the members are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of April, 1997, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Robert R. Black, Sr.
Robert R. Black, Sr., Manager

ACKNOWLEDGMENTS

STATE OF NEVADA COUNTY OF CLARK	}ss.

On this 24th day of April, 1997, personally appeared before me, a Notary Public, Robert R. Black, Sr., Manager of RBG, LLC, a Nevada limited liability company, who acknowledged to me that he executed the foregoing instrument.

/s/ Jan Simon
NOTARY PUBLIC – STATE OF NEVADA COUNTY OF CLARK JAN SIMON MY APPOINTMENT EXPIRES	NOTARY PUBLIC in and for said County and State